UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 22, 2013

Century Next Financial Corporation
(Exact name of registrant as specified in its charter)

Louisiana	000-54133	27-2851432
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

505 North Vienna Street, Ruston, Louisiana	71270
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(318) 255-3733

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item    5.07        Submission of Matters to a Vote of Security Holders

(a)           An Annual Meeting of Shareholders (the “Annual Meeting”) of Century Next Financial Corporation (the "Company") was held on May 22, 2013.

(b)           There were 1,055,760 shares of common stock of the Company eligible to be voted at the Annual Meeting and 745,390 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting were as follows:

1.           Election of directors for a three-year term.
	FOR	WITHHELD	BROKER NON- VOTES
J. Brandon Ewing	520,375	-	225,015
William D. Hogan Neal Walpole	519,875 520,375	500 -	225,015 225,015

2.	Adoption of a non-binding resolution to approve the compensation of our named executive officers.
FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
505,875	1,500	13,000	225,015

3.	Consider an advisory vote on the frequency of the non-binding resolution to approve the compensation of our named executive officers.
THREE YEARS	TWO YEARS	ONE YEAR	ABSTAIN	BROKER NON- VOTES
401,032	35,023	74,320	10,000	225,015

4.	Ratification of the appointment of Heard McElroy & Vestal, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

FOR	AGAINST	ABSTAIN
744,890	--	500

Each of the nominees was elected as director, the non-binding resolution to approve the compensation of our named executive officers was adopted,  three years received the greatest number of votes cast on the advisory vote on the frequency of the non-binding resolution to approve the compensation of our named executive officers and the appointment the Company’s independent registered public accounting firm was ratified by the shareholders of the Company at the Annual Meeting.

(c)           Not applicable

(d)           At the Annual Meeting, the Company’s shareholders recommended, on an advisory basis, that the Company’s future advisory votes on executive compensation should be held every three years. Consistent with the shareholder recommendation, the board of directors of the Company determined that it will hold an advisory vote on executive compensation every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY NEXT FINANCIAL CORPORATION

Date: May 24, 2013	By:	/s/ Mark A. Taylor
Mark A. Taylor, CPA
Senior Vice President and Chief Financial Officer

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